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                                                                    Exhibit 10.3


                           SECURITIES PLEDGE AGREEMENT

         THIS STOCK PLEDGE AGREEMENT (the "Agreement"), dated May 5, 2005, is made and entered into by and between TriMedia Entertainment Group, Inc., a Delaware corporation ("Pledgor"), and IL Resources, LLC, a Delaware limited liability company (the "Secured Party").

         WHEREAS, pursuant to that certain Securities Purchase Agreement dated as of even date herewith (as it may hereafter from time to time be restated, amended, modified or supplemented, the "Purchase Agreement") by and between the Pledgor and the Secured Party, the Secured Party purchased that certain Secured Convertible Term Note dated the date hereof in the principal amount of $1,590,000 (as it may hereafter from time to time be restated, amended, modified or supplemented, the "Note"); and

         WHERAS, in order to secure the Pledgor's obligations under the Note and Purchase Agreement, the Secured Party has requested that the Pledgor pledge and grant a security interest in and to the securities owned by the Pledgor set forth on Schedule A hereto.

         NOW, THEREFORE, intending to be legally bound hereby, the parties hereto hereby agree as follows:

         1.       Defined Terms.

                  (a) Except as otherwise expressly provided herein, capitalized terms used in this Agreement shall have the respective meanings assigned to them in the Purchase Agreements or Instruments, as applicable. Where applicable and except as otherwise expressly provided herein, terms used herein (whether or not capitalized) shall have the respective meanings assigned to them in the Uniform Commercial Code or its equivalent as enacted in the province of British Columbia, Canada, as amended from time to time (the "Code").

                  (b) "Pledged Collateral" shall mean and include the following:
(i) the stock, shares, membership interests, securities and all other ownership interests listed on Schedule A attached hereto and made a part hereof, and all rights and privileges pertaining thereto, including, without limitation, all present and future securities, shares, capital stock, membership interests, and other ownership interests receivable in respect of or in exchange for any such securities, shares, capital stock, membership interest or ownership interests, all rights under operating agreements, member agreements, shareholder agreements and other similar agreements relating to all securities, shares, capital stock, membership interests, and other ownership interests, all rights to subscribe for securities, shares, capital stock, membership interests, or other ownership interests incident to or arising from ownership of such securities, shares, capital stock, membership interests, or other ownership interests, all cash, interest, stock, membership interests, and other dividends or distributions paid or payable on such securities, shares, capital stock, membership interests, or other ownership interests, and all books and records (whether paper, electronic or any other medium) pertaining to the foregoing, including, without limitation, all stock or membership record and transfer books, (ii) any and all other securities, shares, capital stock, membership interests, and other ownership interests hereafter pledged by Pledgor to the Secured Party to secure the Secured Obligations (as hereinafter defined), and all rights and privileges pertaining thereto, including, without limitation, all securities, shares, capital stock, membership interests, and other ownership interests receivable in respect of or in exchange for such securities, shares, capital stock, membership interests, or other ownership interests, all rights to subscribe for securities, shares, capital stock, membership interests, or other ownership interests incident to or arising from ownership of such securities, shares, capital stock, membership interests or other ownership interests, all cash, interest, stock and other dividends or distributions paid or payable on such securities, shares, capital stock, membership interests or other ownership interests, and all books and records pertaining to the foregoing, (iii) whatever is received when any of the foregoing is sold, exchanged, replaced or otherwise disposed of, including all proceeds, as such term is defined in the Code, thereof and (iv) in the event Pledgor exercises its rights under that certain joint venture agreement/operating agreement dated March 17, 2005 by and between Pledgor and International Equities Group, Inc., any additional membership interests it acquires in Battle Rap, LLC as a result of such exercise.

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         2.       Grant of Security Interests.

                  (a) To secure the payment and performance of all obligations and of all indebtedness of Pledgor under the Note and Purchase Agreement (collectively, the "Secured Obligations"), Pledgor hereby grants to the Secured Party a first priority security interest in and hereby pledges to the Secured Party, all of such Pledgor's now existing and hereafter acquired or arising right, title and interest in, to and under the Pledged Collateral whether now or hereafter existing and wherever located.

                  (b) Upon the execution and delivery of this Agreement (or in the case of Pledged Collateral acquired after the date hereof ("After-acquired Pledged Collateral"), at the time Pledgor acquires rights in such After-acquired Pledged Collateral), Pledgor shall deliver to and deposit with the Secured Party in pledge, all certificates and other instruments evidencing the Pledged Collateral owned by Pledgor, together with undated stock powers signed in blank by Pledgor. The stock powers delivered by Pledgor hereunder shall be utilized by Secured Party only after a default under the Note or breach of any of the Conditions set forth in the Note.

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         3.       Further Assurances.

                  Prior to or concurrently with the execution of this Agreement, and thereafter at any time and from time to time upon reasonable request of the Secured Party, Pledgor shall execute and deliver to the Secured Party all financing statements, continuation financing statements, assignments, certificates and documents of title, affidavits, reports, notices, schedules of account, letters of authority, further pledges, powers of attorney and all other documents (collectively, the "Security Documents") which the Secured Party may reasonably request, in form reasonably satisfactory to the Secured Party, and take such other action which the Secured Party may reasonably request, to perfect and continue perfected and to create and maintain the first priority status of the Secured Party's security interest in the Pledged Collateral and to fully consummate the transactions contemplated under this Agreement. Pledgor hereby irrevocably makes, constitutes and appoints the Secured Party as Pledgor's true and lawful attorney with power to sign the name of such Pledgor on all or any of the documents which the Secured Party determines must be executed, filed, recorded or sent in order to perfect or continue perfected the Secured Party' security interest in the Pledged Collateral in any jurisdiction. Such power, being coupled with an interest, is irrevocable until all of the Secured Obligations have been indefeasibly in full paid and the Instruments have terminated.

         4.       Representations and Warranties.

                  Pledgor hereby represents and warrants to the Secured Party as follows:

                  (a) Pledgor has and will continue to have (or, in the case of After-acquired Pledged Collateral, at the time such Pledgor acquires rights in such Pledged Collateral, will have and will continue to have), title to the Pledged Collateral, free and clear of all liens.

                  (b) The capital stock, shares, membership interests, securities, and other ownership interests constituting the Pledged Collateral have been duly authorized and validly issued to Pledgor (as set forth on Schedule A hereto), are fully paid and nonassessable.

                  (c) The security interests in the Pledged Collateral granted hereunder are valid, perfected and of first priority, subject to the lien of no other Person.

                  (d) There are no restrictions upon the transfer of the Pledged Collateral and Pledgor has the power and authority and right to transfer the Pledged Collateral owned by Pledgor free of any encumbrances and without obtaining the consent of any other Person.

                  (e) Pledgor has all necessary power to execute, deliver and perform this Agreement.

                  (f) There are no actions, suits, or proceedings pending or, to Pledgor's best knowledge after due inquiry, threatened against or affecting Pledgor with respect to the Pledged Collateral, at law or in equity or before or by any governmental authority, and Pledgor is not in default with respect to any judgment, writ, injunction, decree, rule or regulation which could adversely affect Pledgor's performance hereunder.

                  (g) This Agreement has been duly executed and delivered and constitutes the valid and legally binding obligation of Pledgor, enforceable in accordance with its terms, except to the extent that enforceability of this Agreement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or limiting the right of specific performance.

                  (h) Neither the execution and delivery by Pledgor of this Agreement, nor the compliance with the terms and provisions hereof, will violate any provision of any law or conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree or ruling of any governmental authority to which Pledgor is subject or any provision of any agreement, understanding or arrangement to which Pledgor is a party or by which Pledgor is bound.

                  (i) Pledgor's chief executive office address is as set forth on the signature page hereto.

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                  (j) All rights of Pledgor in connection with its ownership of the Pledged Collateral are evidenced and governed solely by (i) the certificates, articles of incorporation, bylaws and other organizational documents of a corporation in the case of RuffNation Music, Inc., Metropolitan Recording, Inc., TriMedia Film Group, Inc., TM Film Distribution, Inc., TME Entertainment Film und Musik Productions and Verwertungs Gessellschaft m.b.H (Austria); (ii) the certificates and operating agreements of RuffNation Films LLC, Battle Rap LLC, Snipes Productions LLC and FourPoint Play Productions, LLC, as applicable, in the case of membership interest in those entities, and no shareholder or other similar agreements are applicable to the Pledged Collateral; and (iii) the organizational documents of each entity contain no restrictions on the rights of shareholders or members, as applicable, other than those that normally would apply to a company organized under the laws of its jurisdiction of organization.

         5.       General Covenants.

                  Pledgor hereby covenants and agrees as follows:

                  (a) Pledgor shall do all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Pledged Collateral; Pledgor shall be responsible for the risk of loss of, damage to, or destruction of the Pledged Collateral owned by Pledgor, unless such loss is the result of the gross negligence or willful misconduct of any Secured Party. Pledgor shall notify the Secured Party in writing ten (10) days prior to any change in such Pledgor's chief executive office address.

                  (b) Pledgor shall appear in and defend any action or proceeding of which Pledgor is aware which could reasonably be expected to affect Pledgor's title to, or the Secured Party's interest in, the Pledged Collateral or the proceeds thereof; provided, however, that with the consent of the Secured Party, Pledgor may settle such actions or proceedings with respect to the Pledged Collateral, which consent shall not be unreasonably withheld or delayed.

                  (c) Pledgor shall, and shall cause the parties to, keep separate, accurate and complete records of the Pledged Collateral, disclosing the Secured Party's security interest hereunder.

                  (d) Pledgor shall comply with all laws applicable to the Pledged Collateral unless any noncompliance would not individually or in the aggregate materially impair the use or value of the Pledged Collateral or the Secured Party's rights hereunder.

                  (e) Pledgor shall pay any and all taxes, duties, fees or imposts of any nature imposed by any governmental authority on any of the Pledged Collateral, except to the extent contested in good faith by appropriate proceedings.

                  (f) To the extent, following the date hereof, Pledgor acquires capital stock, shares, securities, and other ownership interests of any Person or any of the rights, property or securities, shares, capital stock or other ownership interests described in the definition of Pledged Collateral with respect to any Person, such stock, rights, property or securities, shares, capital stock or ownership interests shall be subject to the terms hereof and, upon such acquisition, shall be deemed to be hereby pledged to the Secured Party; and, Pledgor thereupon shall deliver all such securities, shares, capital stock, and other ownership interests together with an updated Schedule A hereto, to the Secured Party.

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                  (g) During the term of this Agreement, Pledgor shall not sell, assign, replace, retire, transfer or otherwise dispose of its Pledged
Collateral.

         6.       Other Rights With Respect to Pledged Collateral.

                  In addition to the other rights with respect to the Pledged Collateral granted to the Secured Party hereunder, at any time and from time to time, after and during the continuation of any default under the Note or breach of any of the conditions set forth in the Note, the Secured Party, at its option and at the expense of the Pledgor, may (a) transfer into the name of the Secured Party or into the name of its nominee, all or any part of the Pledged Collateral, thereafter receiving all dividends, income or other distributions upon the Pledged Collateral; (b) take control of and manage all or any of the Pledged Collateral; (c) apply to the payment of any of the Secured Obligations, whether any be due and payable or not, any moneys, including cash dividends, distributions and income from any Pledged Collateral, now or hereafter in the hands of the Secured Party, on deposit or otherwise, belonging to Pledgor, as the Secured Party in its sole discretion shall determine; and (d) do anything which Pledgor is required but fails to do hereunder.

         7.       Additional Remedies Upon Event of Default.

                  Upon the occurrence of any default under the Note and while such default shall be continuing, the Secured Party shall have, in addition to all rights and remedies of a secured party under the Code or other applicable law, and in addition to its rights under Section 6 above and under the Note, the following rights and remedies:

                  (a) The Secured Party may, after ten (10) days' advance notice to the Pledgor, sell, assign, give an option or options to purchase or otherwise dispose of the Pledged Collateral or any part thereof at public or private sale, at the Secured Party's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Secured Party may deem commercially reasonable. Pledgor agrees that ten (10) days' advance notice of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Pledgor recognizes that the Secured Party may be compelled to resort to one or more private sales of the Pledged Collateral to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities, shares, capital stock or ownership interests for their own account for investment and not with a view to the distribution or resale thereof.

                  (b) The proceeds of any collection, sale or other disposition of the Pledged Collateral, or any part thereof, shall, after the Secured Party has made all deductions of expenses, including but not limited to, attorneys' fees and other expenses incurred in connection with repossession, collection, sale or disposition of such Pledged Collateral or in connection with the enforcement of the Secured Party's rights with respect to the Pledged Collateral, including in any insolvency, bankruptcy or reorganization proceedings, be applied against the Secured Obligations, whether or not all the same be then due and payable, as follows:

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                      (i) first, to the Secured Obligations and to reimburse the
Secured Party for out-of-pocket costs, expenses and disbursements, including without limitation reasonable attorneys' fees and legal expenses, incurred by the Secured Party in connection with realizing on the Pledged Collateral including expense incurred by the Secured Party for the reasonable maintenance, preservation, protection or enforcement of, or realization upon, the Pledged Collateral, including without limitation advances for taxes, insurance, and the like, and reasonable expenses incurred to sell or otherwise realize on, or prepare for sale of or other realization on, any of the Pledged Collateral, in such order as the Secured Party may determine in its discretion; and

                      (ii) the balance, if any, as required by law.

         8.       Secured Party's Duties.

                  The powers conferred on the Secured Party hereunder are solely to protect their interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Party shall have no duty as to any Pledged Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral.

         9.       No Waiver; Cumulative Remedies.

                  No failure to exercise, and no delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any further exercise thereof or the exercise of any other right, power or privilege. The remedies herein provided are cumulative and not exclusive of any remedies provided under the Note or by law. Pledgor waives any right to require the Secured Party to proceed against any other person or to exhaust any of the Pledged Collateral or other security for the Secured Obligations or to pursue any remedy in the Secured Party's power.

         10.      Assignment.

                  All rights of the Secured Party under this Agreement shall inure to the benefit of its successors and assigns. All obligations of Pledgor shall bind its successors and assigns; provided, however, Pledgor may not assign or transfer any of its rights and obligations hereunder or any interest herein.

         11.      Severability.

                  Any provision of this Agreement which shall be held invalid or unenforceable shall be ineffective without invalidating the remaining provisions hereof.

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         12.      Governing Law.

                  This Agreement shall be construed in accordance with and governed by the internal laws of the Commonwealth of Pennsylvania without regard to its conflicts of law principles, except to the extent the validity or perfection of the security interests or the remedies hereunder in respect of any Pledged Collateral are governed by the law of a jurisdiction other than the Commonwealth of Pennsylvania.

         13.      Notices.

                  All notices, requests, demands, directions and other communications (collectively, "notices") given to or made upon any party hereto under the provisions of this Agreement shall be by telephone or in writing (including telex or facsimile communication) unless otherwise expressly permitted hereunder and shall be delivered or sent by telex or facsimile to the respective parties at the addresses and numbers set forth in the signature page hereto or in accordance with any subsequent unrevoked written direction from any party to the others. All notices shall, except as otherwise expressly herein provided, be effective in the case of telex or facsimile, when received, in the case of hand delivered notice, when hand delivered, or in the case of telephone when telephoned, provided, however, that in order to be effective, telephonic notices must be confirmed in writing no later than the next day by letter, facsimile or telex.

         14.      Specific Performance.

                  Pledgor acknowledges and agrees that, in addition to the other rights of the Secured Party hereunder and under the Note, because the Secured Party's remedies at law for failure of Pledgor to comply with the provisions hereof relating to the Secured Party rights (i) to inspect the books and records related to the Pledged Collateral, (ii) to receive the various notifications Pledgor is required to deliver hereunder, (iii) to obtain copies of agreements and documents as provided herein with respect to the Pledged Collateral, (iv) to enforce the provisions hereof pursuant to which the Pledgor has appointed the Secured Party its attorney-in-fact, and (v) to enforce the Secured Party's remedies hereunder, would be inadequate and that any such failure would not be adequately compensable in damages, Pledgor agrees that each such provision hereof may be specifically enforced.

         15.      Voting Rights in Respect of the Pledged Collateral.

                  So long as no default shall occur and be continuing under the Note, Pledgor may exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Notes.

         16.      Entire Agreement; Amendments.

                  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to a grant of a security interest in the Pledged Collateral by Pledgor. This Agreement may not be amended or supplemented except by a writing signed by the Secured Party and the Pledgor.

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         17.      Counterparts.

                  This Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute but one and the same agreement.

         18.      Descriptive Headings.

                  The descriptive headings which are used in this Agreement are for the convenience of the parties only and shall not affect the meaning of any provision of this Agreement.

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                            SIGNATURE PAGE 1 OF 1 TO
                             STOCK PLEDGE AGREEMENT

         IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                       TRIMEDIA ENTERTAINMENT GROUP, INC.

                                       By: /s/Christopher Schwartz
                                           -------------------------------------
                                       Name:  Chris Schwartz
                                       Title: Chief Executive Officer


                                       IL RESOURCES, LLC

                                       By: /s/Howard Appel
                                           -------------------------------------
                                       Name:  Howard Appel
                                       Title: President, 1025 Investments, Inc.,
                                              Managing Member

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                                   SCHEDULE A
                                       TO
                             STOCK PLEDGE AGREEMENT


                        DESCRIPTION OF PLEDGED COLLATERAL

             Pledgor                              Pledged Collateral
----------------------------------       ---------------------------------------
TriMedia Entertainment Group, Inc.       RuffNation Music, Inc.,
                                         Metropolitan Recording, Inc.,
                                         TM Film Distribution, Inc.,
                                         TriMedia Film Group, Inc.
                                         Battle Rap LLC,
                                         TME Film Musik (Austria)

RuffNation Films LLC                     Snipes Productions LLC,
                                         FourPoint Play LLC,

Metropolitan Recording Inc.              RuffNation Films LLC